SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2002

TRITON NETWORK SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	000-30251 (Commission File Number)	59-3434350 (IRS Employer Identification No.)

P.O. Box 5590, Winter Park, Florida (Address of principal executive offices)	32827 (Zip Code)

Registrant’s telephone number, including area code: (407) 492-9020

(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS
ITEM 9. OTHER EVENTS
SIGNATURE

ITEM 5. OTHER EVENTS

     On May 23, 2002 the Company settled a lawsuit with XO Communications, Inc. (“XO”), resulting in a cash payment to XO of $1,500,000 and the delivery of certain radio and component inventory. XO had alleged in the lawsuit filed in November 2001 in the Circuit Court of Fairfax County, Virginia that the Company’s announcement of an intention to liquidate its operations constituted an anticipatory breach of its contractual obligations to XO. XO had claimed that it incurred damages in excess of $9,000,000. XO and the Company have agreed to a dismissal of the lawsuit with prejudice, with each party being responsible for its own legal fees. This settlement terminates the contract between the Company and XO.

ITEM 9. OTHER EVENTS

     Kenneth R. Vines, Chief Executive Officer, Chief Financial Officer, and member of the Board of Directors of Triton Network Systems, Inc. (the “Company”), has accepted the position of Senior Vice President and Chief Financial Officer of EXE Technologies, Inc., effective as of May 13, 2002. Mr. Vines has agreed to continue to serve as the Company’s Chief Executive Officer and as a member of the Company’s Board of Directors through the dissolution of the Company.

Forward Looking Statements

Statements included herein that are not historical in nature may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of such a forward-looking statement include, without limitation to, statements about the continued role of Mr. Vines as director and Chief Executive Officer of the Company. Any such forward-looking statements reflect the judgment of management as of the date of this release and involve risks and uncertainties including, without limitation, the risk that Mr. Vines may not continue in such roles with the Company. The Company claims the protection of the Safe Harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRITON NETWORK SYSTEMS, INC.

/s/ Kenneth R. Vines

Kenneth R. Vines, Chief Executive Officer

Date: May 23, 2002